UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

Quetta Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41832	93-1358026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one right	QETAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	QETA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth of one ordinary share	QETAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Quetta Acquisition Corporation (the “Company”), as previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 10, 2026, received written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on April 6, 2026 stating that the Staff had determined to delist the Company’s securities due to the Company’s failure to regain compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement. The Company timely requested a hearing before a Nasdaq Hearings Panel.

On May 12, 2026, the “Company received notice that Nasdaq approved the transfer of the listing of the Company’s ordinary shares, units and rights from the Nasdaq Global Market to the Nasdaq Capital Market, effective at the opening of trading on May 14, 2026. The Company’s securities will continue to trade under the symbols “QETA,” “QETAU” and “QETAR,” respectively. The transfer is not expected to affect the trading of the Company’s securities.

Nasdaq further notified the Company on May 12, 2026, that, following approval of the transfer to the Nasdaq Capital Market, the Company had regained compliance with the MVLS requirement and is in compliance with all applicable continued listing standards. Nasdaq also cancelled the previously scheduled hearing before the Nasdaq Hearings Panel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUETTA ACQUISITION CORPORATION

By:	/s/ Zihan Chen
Name:	Zihan Chen
Title:	Chief Executive Officer

Date:	May 12, 2026

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